Exhibit 99.1

News Release

For additional information:

CF Industries 4 Parkway North, Suite 400 Deerfield, IL 60015 www.cfindustries.com	OCI N.V. Honthorststraat 19 1071 DC Amsterdam The Netherlands
www.oci.nl

Chris Close	Hans Zayed
Director, Corporate Communications	Director, Investor Relations
847-405-2542 — cclose@cfindustries.com Dan Aldridge Director, Investor Relations 847-405-2530 — daldridge@cfindustries.com	+31 (0) 6 18 251 367 — hans.zayed@oci.nl

Termination of Proposed Combination of CF Industries with OCI’s European, North American and Global Distribution Businesses

DEERFIELD, Illinois and AMSTERDAM, Netherlands — May 23, 2016 — CF Industries Holdings, Inc. (NYSE: CF) and OCI N.V. (Euronext: OCI) today announce the termination of the proposed combination of CF and the European, North American and Global Distribution businesses of OCI. The Treasury announcement on April 4, 2016 materially reduced the structural synergies of the combination. Since that time, both companies have worked together collaboratively to explore alternative transactions and structures that would be attractive to their respective shareholders.  However, the companies were unable to identify an alternative acceptable to both parties and, therefore, agreed to terminate the combination.

“Although the original deal created significant value for both parties, changes in the regulatory and commercial environments forced us to re-evaluate the combination and led us to the conclusion that terminating the agreement is in the best interests of CF Industries and its shareholders.” said Tony Will, president and chief executive officer, CF Industries Holdings, Inc.  “I want to thank the management team of OCI for their professionalism and collaboration throughout our discussions.”

OCI N.V. CEO Nassef Sawiris commented: “Despite not having been able to reach an agreement on an alternative transaction or structure, we have the utmost respect for CF’s management and I would like to thank Tony and his team for all the effort. The level of goodwill and collaboration between the two companies has been positive at all levels of management since our discussions started last year, which leads me to believe that in the future we can explore alternative ways of collaboration or structures to create value for our respective shareholders.”

As contemplated in the combination agreement, CF will pay OCI $150 million in connection with the termination.

CF Industries plans to host a conference call to discuss the announcement at 9:00 a.m. ET on Monday, May 23, 2016. Investors can access the call by dialing 866-748-8653 or 678-825-8234. The passcode is 19478250. The conference call also will be available live on the company’s website at www.cfindustries.com. Participants also may pre-register for the webcast on the company’s website.

Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. A replay of the call will be available for seven days by calling (855) 859-2056 and citing code 19478250.

About CF Industries Holdings, Inc.

CF Industries Holdings, Inc., headquartered in Deerfield, Illinois, through its subsidiaries is a global leader in the manufacturing and distribution of nitrogen products, serving both agricultural and industrial customers. CF Industries operates world-class nitrogen manufacturing complexes in Canada, the United Kingdom and the United States, and distributes plant nutrients through a system of terminals, warehouses, and associated transportation equipment located primarily in the Midwestern United States. The company also owns a 50 percent interest in an ammonia facility in The Republic of Trinidad and Tobago. CF Industries routinely posts investor announcements and additional information on the company’s website at www.cfindustries.com and encourages those interested in the company to check there frequently.

About OCI N.V.

OCI N.V. is a global producer and distributor of natural gas-based fertilizers and industrial chemicals based in the Netherlands. The company produces nitrogen fertilizers, methanol and other natural gas based products, serving agricultural and industrial customers from the Americas to Asia. The company ranks among the world’s largest nitrogen fertilizer producers, and can produce more than 8.4 million metric tons of nitrogen fertilizers and industrial chemicals at production facilities in the Netherlands, the United States, Egypt and Algeria. OCI N.V. is listed on the Euronext in Amsterdam.

Safe Harbor Statement

All statements in this communication by CF Industries Holdings, Inc. (together with its subsidiaries, the “Company”), other than those relating to historical facts, are forward-looking statements. Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict” or “project” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These statements may include, but are not limited to, statements about strategic plans and statements about future financial and operating results.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, the volatility of natural gas prices in North America and Europe; the cyclical nature of the Company’s business and the agricultural sector; the global commodity nature of the Company’s fertilizer products, the impact of global supply and demand on the Company’s selling prices, and the intense global competition from other fertilizer producers; conditions in the U.S. and European agricultural industry; difficulties in securing the supply and delivery of raw materials, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment; the significant risks and hazards involved in producing and handling the Company’s products against which the Company may not be fully insured; risks associated with cyber security; weather conditions; the Company’s ability to complete its production capacity expansion projects on schedule as planned, on budget or at all; risks associated with expansions of the Company’s business, including unanticipated adverse consequences and the significant resources that could be required; potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements; future regulatory restrictions and requirements related to greenhouse gas emissions; the seasonality of the fertilizer business; the impact of changing market conditions on the Company’s forward sales programs; risks involving derivatives and the effectiveness of the Company’s risk measurement and hedging activities; the Company’s reliance on a limited number of key facilities; risks associated with the operation or management of the strategic venture with CHS Inc. (the “CHS Strategic Venture”); risks and uncertainties relating to the market prices of the fertilizer products that are the subject of the supply agreement with CHS Inc. over the life of the supply agreement and the risk that any challenges related to the CHS Strategic Venture will harm the Company’s other business relationships; risks associated with the Company’s Point Lisas Nitrogen Limited joint venture; acts of terrorism and regulations to combat terrorism; risks associated with international operations; losses on the Company’s investments in securities; deterioration of global market and economic conditions; and the Company’s ability to manage its indebtedness.

More detailed information about factors that may affect the Company’s performance and could cause actual results to differ materially from those in any forward-looking statements may be found in CF Industries Holdings, Inc.’s filings with the Securities and Exchange Commission, including CF Industries Holdings, Inc.’s most recent annual report on Form 10-K, which is available in the Investor Relations section of the Company’s web site. Forward-looking statements are given only as of the date of this communication and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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